EXHIBIT 99


                                                   Release Date:  April 3, 1998



                    BECTON DICKINSON COMPLETES ACQUISITION OF
                    MEDICAL DEVICES DIVISION OF THE BOC GROUP


                  FRANKLIN LAKES, NJ - (APRIL 3, 1998) --Becton Dickinson and Company (NYSE:BDX.N) announced today that it has completed its acquisition of Ohmeda's Medical Devices Division from The BOC Group. The purchase price for the transaction was $452 million dollars. The acquisition will be part of Becton Dickinson's worldwide infusion therapy business.



CONTACT:   Becton Dickinson and Company, Franklin Lakes
           R. Jasper, 201/847-7160













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